Exhibit 10.43

AGREEMENT ON TRANSFER OF A PORTFOLIO OF

INSURANCE CONTRACTS

Between:

- Vie Plus, having its registered office at Tour Franklin – Terrasse Boieldieu – 92800 Puteaux represented by Mr. [     ], acting in the capacity of [     ].

(the “Transferor”)

And:

- Financial New Life Company Limited, incorporated in England and Wales registered under n° 4873014 having its registered office at Vantage West, Great West Road, Brentford, Middlesex TW8 9 AG, acting directly or through its French branch having its registered office at [     ], represented by Mr. [     ], acting in the capacity of [     ].

(the “Transferee”)

It has been settled and agreed as follows:

Article 1

In application of the provisions of article L. 324-1 of the Insurance Code, the Transferor shall transfer all of its portfolio of payment protection insurance contracts together with their rights and obligations and all underlying reserves applicable to such contracts, such as they result from the transfer balance sheet appended herewith (Appendix 1) (the “Transferred Portfolio”), to the Transferee, which undertakes to accept this transfer.

Article 2

The transfer of the Transferred Portfolio is made in consideration for payment by the Transferee to the Transferor of EUR [   ] (the “Purchase Price”) payable by bankers draft or bank transfer, as instructed by the Transferor.

Article 3

The commitments stipulated in Article 1 above are taken subject to the condition precedent of approval of the transfer by an order made by the Minister of the Economy, Finance and Industry pursuant to the conditions stipulated Article L. 324-1 of the Insurance Code.

Article 4

Subject to Article 9 below, on publication in the Journal Officiel of the decree bearing approval of the transfer (the “Entry into Possession”), the Transferee shall be substituted to the Transferor, in respect of the Transferred Portfolio, with regard to the policyholders, creditors and third parties.

Article 5

In addition to the stipulations of this agreement and its appendices, the transfer is granted and accepted by FINCL subject to execution by the latter of the following charges:

(a) The Transferee shall take the Transferred Portfolio in the state in which it is found on the day of Entry into Possession without being entitled to exercise any recourse against the transferring company for any reason whatsoever, particularly due to change in the composition of the Portfolio, insolvency of the debtors, error in description or content, whatever the difference;

(b) as from the time of Entry into Possession, the Transferee shall pay all taxes, contributions and levies of all kinds to which the Transferred Portfolio may be liable, at present or in future, notably with regard to the Registration Authorities concerning the tax on insurance agreements;

(c) as from the same day, it shall perform all policies, contracts, agreements and commitments relative to the Transferred Portfolio;

(d) it shall comply with the laws, decrees, orders, regulations and customs concerning the Transferred Portfolio, and it shall be personally responsible for all authorisations that might be required.

Article 6

The records relative to current contracts, supporting documents on the existence of the assets transferred, accounting and, generally, all documents bearing on the transfer shall be handed over to the Transferee by the Transferor.

Article 7

The transaction which is the subject of this agreement is subject, in respect of registration duty, to in Article 1065 paragraph 1 of the French General Tax Code.

Article 8

The present transfer agreement includes the following appendices:

•                  Transfer balance sheet;

•                  Itemised statement included in the appendix stipulated by Article L.344-3 of the Insurance Code (itemised list of investments);

•                  Statement C5;

•                  Statement C6;

•                  Draft business transfer agreement referred to below in article 9.

Article 9

The present Transfer Agreement is part of a transfer by the Transferor, subject to the Entry into Possession, of all assets and liabilities of the Transferor pertaining to its payment protection insurance activity, pursuant to a business transfer agreement (contrat de cession de fonds de commerce) attached hereto in draft form.

Executed in five (5) copies, each party acknowledging that it has received its own, three (3) copies being submitted to the Treasury Division of the Ministry of the Economy, Finance and Industry.

Paris, [date] 2004

Vie Plus	Financial New Life Company

Appendix 1

Transfer balance sheet

Appendix 2

Itemised statement included in the appendix stipulated by Article L.344-3 of the

Insurance Code (itemised list of investments)

Appendix 3

Statement C5

Appendix 4

Statement C6

Appendix 5

Draft business transfer agreement